UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 7, 2006

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2006, Genworth Financial, Inc. (the “Registrant”) completed a public offering of $600,000,000 aggregate principal amount of the Registrant’s 6.15% Fixed-to-Floating Rate Junior Subordinated Notes due 2066 (the “Notes”). The Notes are governed by an Indenture, dated as of November 14, 2006 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 14, 2006 (the “First Supplemental Indenture”), each between the Registrant and The Bank of New York Trust Company, N.A., as trustee (the Base Indenture, as so supplemented by the First Supplemental Indenture, the “Indenture”). The Notes will bear interest on their principal amount from November 14, 2006 to but excluding November 15, 2016 at the annual rate of 6.15%, payable semi-annually in arrears, and from and including November 15, 2016 to but excluding November 15, 2066 at an annual rate equal to three-month LIBOR plus 2.0025%, payable quarterly in arrears. The Notes are redeemable on November 15, 2036, or thereafter, to the extent sufficient proceeds are raised from the sale of certain replacement capital securities, or on November 15, 2066 if the Registrant is unable to raise such proceeds.

The Notes were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of November 7, 2006, between the Registrant and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as underwriters (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Registrant agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Registrant sold the Notes to the Underwriters at an issue price of 98.712% of the principal amount thereof, and the Underwriters offered the Notes to the public at a price of 99.712% of the principal amount thereof. The net proceeds of this offering were approximately $592 million. The Registrant intends to use approximately $319 million of the net proceeds to reduce its outstanding commercial paper borrowings and the remainder of the net proceeds for general corporate purposes.

On November 14, 2006, in connection with the completion of the offering of the Notes, the Registrant entered into a Replacement Capital Covenant (the “Replacement Capital Covenant”), whereby the Registrant agreed for the benefit of holders of a specified series of the Registrant’s long-term indebtedness ranking senior to the Notes that the Notes will not be repaid, redeemed or repurchased by the Registrant on or before November 15, 2046, unless such repayment, redemption or repurchase is made from the proceeds of the issuance of certain replacement capital securities and pursuant to the other terms and conditions set forth in the Replacement Capital Covenant.

The Notes were offered and sold by the Registrant pursuant to its registration statement on Form S-3 (File No. 333-138437).

The foregoing descriptions of the Indenture, the Replacement Capital Covenant and the Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture, the Replacement Capital Covenant and the Underwriting Agreement, each of which is filed as an exhibit hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained and the exhibits identified in Item 1.01, “Entry into a Material Definitive Agreement,” of this current report on Form 8-K are hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Items.

On November 14, 2006, in connection with the issuance of the Notes, Weil, Gotshal & Manges LLP rendered an opinion regarding certain tax matters. A copy of that opinion is attached as Exhibit 8.1 to this report.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

Number	Description
1.1	Underwriting Agreement, dated November 7, 2006, between Genworth Financial, Inc., and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as the several underwriters.

4.1	Indenture, dated as of November 14, 2006, between Genworth Financial, Inc. and The Bank of New York Trust Company, N.A., as Trustee.

4.2	First Supplemental Indenture, dated as of November 14, 2006, between Genworth Financial, Inc. and The Bank of New York Trust Company, N.A., as Trustee.

8.1	Tax Opinion of Weil, Gotshal & Manges LLP.

10.1	Replacement Capital Covenant, dated November 14, 2006.

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 8.1 to this current report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

	By:	/s/ Scott R. Lindquist
Date: November 14, 2006		Scott R. Lindquist
Vice President and Controller

EXHIBIT INDEX

Number	Description
1.1	Underwriting Agreement, dated November 7, 2006, between Genworth Financial, Inc., and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as the several underwriters.

4.1	Indenture, dated as of November 14, 2006, between Genworth Financial, Inc. and The Bank of New York Trust Company, N.A., as Trustee.

4.2	First Supplemental Indenture, dated as of November 14, 2006, between Genworth Financial, Inc. and The Bank of New York Trust Company, N.A., as Trustee.

8.1	Tax Opinion of Weil, Gotshal & Manges LLP.

10.1	Replacement Capital Covenant, dated November 14, 2006.

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 8.1 to this current report).